Exhibit 10.3

2007 WHITEHALL JEWELERS, INC.

STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)

Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.
(d)	Board: The Board of Directors of the Company.
(e)	Change of Control: The occurrence of any of the following events:

(i) any Person or group, other than affiliates of Prentice Capital Management, LP, becomes the beneficial owner of 50% or more of the outstanding common stock of the Company entitled to vote generally in the election of directors of the Company (“Voting Securities”);

(ii) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the Company; or

(iii) the consummation of:

(A) a merger, consolidation or reorganization (a “Merger”) as a result of which the individuals and entities who were the respective beneficial owners of the Voting Securities of the Company immediately before such Merger do not beneficially own, immediately after such Merger, directly or indirectly, more than 50% of the Voting Securities of the corporation resulting from such Merger (or its parent corporation), or

(B) a plan relating to the liquidation of the Company.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
(g)	Committee: The Compensation Committee of the Board or, in the absence of a Compensation Committee of the Board, the Board.
(h)	Company: Whitehall Jewelers, Inc., a Delaware corporation.
(i)

Disability: A determination by the Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of his or her job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) days in any one (1) year period.

(j)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.
(k)

Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the closing price per Share as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	Group: A “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

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(m)	ISO: An Option that is also an incentive stock option pursuant to Section 6(d) of the Plan.
(n)	Option: A stock option granted pursuant to Section 6 of the Plan.
(o)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.
(p)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.
(q)	Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.
(r)	Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(s)	Plan: The 2007 Whitehall Jewelers, Inc. Stock Incentive Plan.
(t)	Shares: Shares of common stock of the Company.
(u)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.
(v)	Stock Split: The 10,000 for 1 stock split of the outstanding Shares, which will result in 100,000 outstanding Shares following the consummation of the Stock Split.
3.	Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 1.5 Shares prior to the consummation of the Stock Split and 15,000 Shares following the consummation of the Stock Split. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent

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the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and reasonable discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.
(b)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee and set forth in the Award Agreement, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant  (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been

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held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) to the extent permitted by the Committee, through a “cashless exercise” via a broker or (v) such other method approved by the Committee. No Participant shall have any rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(d)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

7.	Terms and Conditions of Stock Appreciation Rights
(a)

Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered

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by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).
(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.
8.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the

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equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine (a) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (b) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares (c) and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as reasonably equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Awards.

(b)

Change of Control. In the event of a Change of Control after the Effective Date, the Committee may, in its sole discretion, provide for (i) the termination of an Award upon the consummation of the Change of Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Award in full for a period of not less than 10 days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price or Option Price of such Options or Stock Appreciation Rights (provided, however, if the common stockholders of the Company are to receive consideration other than cash in exchange for their shares of Common Stock in connection with a Change of Control, than the Committee may only avail itself of this clause (iii) if the holders of Options are given an opportunity to exercise

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their Options prior to such Change of Control), and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

15.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

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